FOR IMMEDIATE RELEASE
Naturally Advanced Technologies' CRAiLAR Flax Earns 100 Percent USDA Certified Biobased Product Label

Victoria, B.C. and Portland, Ore. (April 17, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers, announced it has earned the USDA Certified Biobased Product Label for its CRAiLAR Flax Fiber. The USDA Certified Biobased Product Label verifies that the product's amount of renewable biobased ingredients meets or exceeds prescribed USDA standards. Biobased products are goods composed in whole or in significant part of agricultural, forestry, or marine materials. The test results for CRAiLAR Flax indicate the percentage of biobased content to be 100 percent.

"This is an important distinction for CRAiLAR Flax fiber and our partner brands who use it," said Ken Barker, Chief Executive Officer, Naturally Advanced Technologies. "Alongside the performance attributes we have uncovered across product categories, it further shapes the story that our partners can articulate to consumers, and provides another layer of assurance that the product ingredients are shaped by sunlight, rainfall, and low-touch inputs."

All biobased amount claims are verified by independent labs and monitored by the USDA. Consumers may feel secure in the accuracy of the biobased amount and be empowered in making better-informed purchasing decisions.

"We are pleased that Naturally Advanced Technologies USA has earned the USDA Certified Biobased Product Label," said Ron Buckhalt, USDA BioPreferred Program Manager. "Biobased products provide opportunities to help add value to renewable commodities, create jobs in rural communities and generate investment income."

The label is estimated to be on certified products and available for consumers on a case-by-case basis at the discretion of partner brands. The company today supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, and Brilliant Global Knitwear for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, Target and PVH Corp for evaluation and development.

About USDA BioPreferred  The USDA BioPreferred program was created by the Farm Security and Rural Investment Act of 2002 (2002 Farm Bill), and expanded by the Food, Conservation, and Energy Act of 2008 (2008 Farm Bill). The purpose is to increase the purchase and use of biobased products. The United States Department of Agriculture manages the program. Products that meet the USDA BioPreferred program requirements carry a distinctive label for easier identification by the consumer. To learn more about the USDA Certified Biobased Product Label please visit www.biopreferred.gov, and follow on Twitter at http://twitter.com/BioPreferred.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc., through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. It's renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers offer cost-effective and environmentally sustainable processing and production, along with increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of NAT's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, NAT's business and operations are subject to the risks set forth in its most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. NAT assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

USDA Media Contact:
Kate Lewis
Deputy Program Manager
202-720-0811

kate.lewis(at)dm.usda.gov

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com